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                                                                     EXHIBIT 1.2

                                                                  EXECUTION COPY

                                  ACCENTURE LTD

                              CLASS A COMMON SHARES

                                  Underwriting
                                    Agreement

                                                                  April 28, 2004

Morgan Stanley & Co. Incorporated
UBS Securities LLC
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Citigroup Global Markets Inc.
SG Cowen & Co., LLC
Banc of America Securities LLC
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Needham & Company, Inc.
Legg Mason Wood Walker, Incorporated
ABN AMRO Rothschild LLC
Robert W. Baird & Co. Incorporated
Scotia Capital (USA) Inc.
As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         Accenture Ltd, an exempted company limited by shares registered in Bermuda (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 35,761,232 Class A Common Shares, par value $0.0000225 per share ("COMMON SHARES"), of the Company and, at the election of the Underwriters, up to 7,500,000 additional Common Shares, and the shareholders of the Company named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 14,238,768 Common Shares. The aggregate of 50,000,000 Common Shares to be sold by the Company and the Selling Shareholders is herein called the "FIRM SHARES" and the aggregate of 7,500,000 additional Common Shares to be sold by the Company is herein called
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the "OPTIONAL SHARES." The Firm Shares and the Optional Shares that the
Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES."

         1. (a) Each of the Company and Accenture SCA, a Luxembourg societe en commandite par actions ("SCA"), represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) Two registration statements on Form S-3 (File Nos. 333-104628 and 333-112854) (the "INITIAL REGISTRATION STATEMENTS") in respect of the Shares have been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statements and any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statements has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, if any, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statements, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's or SCA's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statements or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statements, any post-effective amendments thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) if applicable, the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A of the rules and regulations of the Commission under the Securities Act to be part of the latest Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the latest Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the latest Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and the final prospectus, in the form first filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act in accordance with Section 5(a) hereof, is hereinafter called the "PROSPECTUS"); any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934,


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         as amended (the "EXCHANGE ACT"), and incorporated by reference in such
         Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the latest of the Initial Registration Statements that is incorporated by reference in the Registration Statement;

                  (ii) No order preventing or suspending the use of the Registration Statement or the Prospectus has been issued by the Commission;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and such documents do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, in the light of the circumstances under which such statements were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

                  (iv) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Morgan Stanley expressly for use therein;

                  (v) Neither the Company, SCA nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business that is material to the Company, SCA and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity,


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         whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or contemplated in the Prospectus or in connection with the Company's share incentive and employee share purchase plans or the hiring, promotion, demotion, reassignment or termination of employees in the ordinary course of business, (i) there has not been any change in the share capital or capital stock, as the case may be, of the Company or SCA, (ii) there has not been any material increase in the consolidated long-term debt of the Company, (iii) there has not been any adverse change in the capital stock of any of SCA's subsidiaries that is material to the Company, SCA and its subsidiaries, taken as a whole, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial position, shareholders' equity or results of operations of the Company, SCA and its subsidiaries, taken as a whole;

                  (vi) The Company (i) has been duly continued into Bermuda as an exempted company under Section 132C of the Companies Act 1981 of Bermuda and is validly existing as an exempted company in good standing under the laws of Bermuda, with corporate power and authority to own its assets and conduct its business as described in the Prospectus and
         (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or be in good standing in any such jurisdiction, except where the failure to be so qualified or registered or be in good standing would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders' equity or results of operation of the Company, SCA and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (vii) The Company's only material asset is the capital stock of SCA as described in the Prospectus;

                  (viii) SCA (i) has been duly organized and is validly existing as a societe en commandite par actions under the laws of Luxembourg, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or in good standing in any such jurisdiction, except where the failure to be so qualified or registered or be in good standing would not reasonably be expected to have a Material Adverse Effect;

                  (ix) Each subsidiary of SCA (i) has been duly organized and is validly existing as a corporation or other entity in good standing (to the extent such concept


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         exists in the jurisdiction in question) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or in good standing in any such jurisdiction, except where the failure to be so duly organized or existing or have such power or authority or be so qualified or registered or be in good standing would not reasonably be expected to have a Material Adverse Effect;

                  (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock of SCA have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth or contemplated in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the issued shares of capital stock of each subsidiary of SCA have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth or contemplated in the Prospectus) are owned directly or indirectly by SCA, free and clear of all liens, encumbrances, equities or claims, except where it would not reasonably be expected to have a Material Adverse Effect; the holders of outstanding shares of share capital of the Company are not entitled to preemptive or other rights to acquire the Shares; and there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda (except that the permission of the Bermuda Monetary Authority is required, and has been obtained, for the free transferability of the Shares);

                  (xi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Prospectus;

                  (xii) The issue and sale of the Shares to be sold by the Company hereunder and the compliance by the Company and SCA with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not result in any violation of the provisions of the Memorandum of Continuance or Bye-laws of the Company or the Articles of Association of SCA and (ii) except with respect to any conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the offering contemplated hereby, will not
         (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, SCA or any of its subsidiaries is a party or by which the Company, SCA or any of its subsidiaries is bound



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         or to which any of the property or assets of the Company, SCA or any of its subsidiaries is subject, (B) violate any constituent documents of any of SCA's subsidiaries or (C) violate any statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "GOVERNMENTAL AGENCY") having jurisdiction over the Company, SCA or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency (hereafter referred to as "GOVERNMENTAL AUTHORIZATIONS") is required for the due authorization, execution and delivery by the Company and SCA of this Agreement and for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company and SCA of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act of the Shares, (B) the listing of the Shares to be issued and sold by the Company hereunder on the New York Stock Exchange (the "EXCHANGE"), (C) such Governmental Authorizations as have been duly obtained and are in full force and effect and (D) such Governmental Authorizations as may be required under state or Blue Sky laws in connection with the purchase and distribution of the Shares by or for the account of the Underwriters or under any laws of jurisdictions outside Bermuda and the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters;

                  (xiii) The Company is not in violation of its Memorandum of Continuance or Bye-laws; SCA is not in violation of its Articles of Association; and except for violations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, none of SCA's subsidiaries is in violation of any of their constituent documents and neither the Company, SCA nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company or the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof;

                  (xv) Except as described or contemplated in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Common Shares registered pursuant to the Registration Statement;

                  (xvi) All dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in currency other than Bermuda currency that may be freely transferred out of


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         Bermuda without the necessity of obtaining any Governmental
         Authorization in Bermuda, and all such dividends and other distributions will not be subject, under current laws and regulations, to withholding, deduction or other taxes under the laws and regulations of Bermuda;

                  (xvii) The statements set forth in the Prospectus under the caption "Description of Share Capital," insofar as they purport to constitute a summary of the terms of the Common Shares, and under the caption "Material Income Tax Consequences," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

                  (xviii) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, SCA or any of its subsidiaries is a party or of which any property of the Company, SCA or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company's and SCA's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (xix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (xx) Except where it would not reasonably be expected to have a Material Adverse Effect, the Company, SCA and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

                  (xxi) Based on the projected composition of the Company's income and valuation of its assets, including goodwill, the Company does not believe that it will be a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, in 2004, and does not expect to become a PFIC in the future;

                  (xxii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, and KMPG LLP, who have certified certain financial statements of the Company, are each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder; and

                  (xxiii) Except as described in the Prospectus, (i) to the knowledge of the Company and SCA, the Company, SCA and its subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property necessary to conduct the business of the Company, SCA and its subsidiaries in the manner in which it has been and is being conducted, except as would not reasonably be expected to have a Material Adverse Effect, (ii) the Company, SCA and its subsidiaries have not received any notice of

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         infringement or of conflict with (and the Company and SCA know of no such infringement or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets or other intellectual property which infringement or conflict would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of the Company and SCA, the inventions, products or processes referred to in the Prospectus do not infringe any right or patent, or any invention, product or process which is the subject of a patent application known to the Company and SCA, which would be reasonably likely to have a Material Adverse Effect.

                  (b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters, the Company and SCA that:

                  (i) All Governmental Authorizations required for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney hereinafter referred to have been obtained, except (A) the registration under the Securities Act of the Shares and (B) such Governmental Authorizations as may be required under state or Blue Sky laws in connection with the purchase from such Selling Shareholder and distribution of the Shares by or for the account of the Underwriters or under any laws of jurisdictions outside Bermuda and the United States in connection with the purchase from such Selling Shareholder and distribution of the Shares by or for the account of the Underwriters;

                  (ii) If such Selling Shareholder is not a natural person, such Selling Shareholder has full right, power and authority, and if such Selling Shareholder is a natural person, such Selling Shareholder has full right, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                  (iii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except that such Selling Shareholder may need (1) a waiver of the transfer restrictions under the Voting Agreement, dated as of April 18, 2001, among the Company and the covered persons party thereto (as amended or supplemented as of the date hereof, the "VOTING AGREEMENT") and/or the Transfer Rights Agreement, dated as of April 18, 2001, among SCA and the covered persons party thereto (as amended or supplemented as of the date hereof, the "TRANSFER RIGHTS AGREEMENT"), (2) the approval of the Company under the Common Agreement, dated as of April 19, 2002, among the Company and the partners party thereto (the "COMMON AGREEMENT") and/or (3) the approval of the Company under the Transfer Restriction Agreement, dated as of October 1, 2002, among the Company and the transferors and transferees party thereto; nor, in the case of Selling Shareholders that are not natural


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         persons, will such action result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational or constituent documents of such Selling Shareholder; nor, in the case of any Selling Shareholder, will such action result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                  (iv) Immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have good and valid beneficial title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens (except for liens in favor of the Company, SCA and its subsidiaries), encumbrances, equities or claims, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

                  (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vi) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (vii) A Power of Attorney and a Shareholder Communication, in the form or forms heretofore furnished to you (collectively, the "POWER OF ATTORNEY") has been duly executed and delivered by or on behalf of such Selling Shareholder, appointing the persons indicated in such Power of Attorney, and each of them, as such Selling Shareholder's attorneys-in-fact (the "ATTORNEYS-IN-FACT") with authority to determine the purchase price per share to be paid by the Underwriters as provided in Section 2 of this Agreement, to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

                  (c) Each of the Selling Shareholders severally agrees with each of the Underwriters, the Company and SCA that the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death, disability, incompetency or incapacity of any individual Selling Shareholder or, in the case


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of an estate or trust, by the death, disability, incompetency or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become disabled, incompetent or incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, disability, incompetency, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such death, disability, incompetency, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per Share of $22.8420, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 7,500,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from Morgan Stanley to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Morgan Stanley but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless Morgan Stanley and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by Morgan Stanley of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Morgan Stanley may request upon at least forty-eight hours' prior notice to the Company and the Attorneys-in-Fact, shall be delivered by or on behalf of the Company and the Selling Shareholders to the account specified by Morgan Stanley, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Attorneys-in-Fact to Morgan Stanley at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 4, 2004 or such other time and date as Morgan Stanley, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Morgan Stanley in the written notice given by Morgan Stanley of the Underwriters' election to purchase such Optional Shares, or such other time and date as Morgan Stanley and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

                  (a) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(u) hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (the "CLOSING LOCATION"), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by Morgan Stanley (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the rules and regulations of the Commission under the Securities Act; during such period after the first date of the offering of the Shares as in the opinion of counsel to the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by Morgan Stanley promptly after reasonable notice thereof; provided that the foregoing shall not prevent the Company from filing reports under the Exchange Act to the extent required in the reasonable opinion of counsel to the Company; to advise Morgan Stanley promptly of any such amendment or supplement and to furnish Morgan Stanley with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise Morgan Stanley, promptly after it receives notice thereof, (A) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (B) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, (C) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (D) of the initiation or threatening of any proceeding for any such purpose, or (E) of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To use its best efforts to furnish the Underwriters with written and electronic copies of the Prospectus in New York City prior to 5:00 P.M. New York City time, on the New York Business Day next succeeding the date of this Agreement but in any event no later than 12:00 P.M. New York City time, on the second New York Business Day succeeding the date of this Agreement, and from time to time, in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date of the Prospectus continuing through the date one year after the date of the Prospectus, not to, and to cause SCA and all of its subsidiaries not to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Common Shares or any securities of the Company that are substantially similar to the Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (collectively, the "SECURITIES"), without Morgan Stanley's prior written consent (other than (A) pursuant to employee share incentive and employee share purchase plans existing on the date of the Prospectus (including dispositions of Common Shares to satisfy tax withholding obligations); (B) pursuant to equity plans formed after the date of the Prospectus (including dispositions of Common Shares to satisfy tax withholding obligations), so long as the recipients of any awards under such plans are partners and are bound by the share transfer restrictions referred to in Section 7(q) hereof, (C) upon the redemption or exchange of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares outstanding as of the date of the Prospectus; (D) upon termination of the period from the date of the Prospectus continuing through the date 90 days after the date of the Prospectus, to facilitate transactions permitted under the terms of the Common Agreements, provided that the Company does not offer or sell Securities in a firm commitment underwritten public offering; or (E) in connection with acquisitions, provided that during the period beginning from the date of the Prospectus continuing through the date 90 days after the date of the Prospectus, the number of Securities disposed of in such transactions will not exceed 10% of the Common Shares to be outstanding immediately following the offering contemplated hereby (assuming all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares not held by Accenture Ltd or any of its subsidiaries are redeemed or exchanged for newly issued Common Shares on a one-for-one basis), and provided further, that any recipients of such

Securities during such period agree to bound by this Section 5(e) for 90 days from the date of the Prospectus);

                  (f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in a manner consistent in all material respects with the description in the Prospectus under the caption "Use of Proceeds";

                  (g) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action in connection with the distribution of the Shares contemplated hereby which is designed to constitute, which constitutes, or which might reasonably be expected to cause or result in, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                  (h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company and SCA, jointly and severally, covenant and agree with the several Underwriters that the Company and SCA will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and, except as provided in Section 5(c) hereof, all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorneys-in-Fact; (ix) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof);
(x) the fees and expenses of counsels for the Selling Shareholders; (xi) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholders to the Underwriters hereunder, it being understood that in connection with this clause (xi), Morgan Stanley agrees to pay New York State stock transfer tax, and the Company and SCA agree to reimburse Morgan Stanley for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated, and (xii) all other costs and expenses incident to the performance of their obligations and the Selling Shareholders' obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by Bermuda or any political subdivision or taxing authority thereof or therein) on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, SCA and, in respect of the First Time of Delivery only, the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, SCA and, in respect of the First Time of Delivery only, the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to Morgan Stanley's reasonable satisfaction;

                  (b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in a form reasonably satisfactory to you;

                  (c) Mello Jones & Martin, Bermuda counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in a form reasonably satisfactory to you;

                  (d) Appleby Spurling Hunter, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(a);

                  (e) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you (i) their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(b)(i), and (ii) a letter, dated such Time of Delivery, substantially in the form attached hereto as Annex I(b)(ii);

                  (f) Allen & Overy Luxembourg, Luxembourg counsel for SCA, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(c);

                  (g) Douglas G. Scrivner, General Counsel for the Company, shall have furnished to you (i) his written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(d)(i), and (ii) a letter dated such Time of Delivery, substantially in the form attached hereto as Annex I(d)(ii);

                  (h) In respect of the First Time of Delivery only, Clifford Chance LLP, U.K. counsel for the Company, shall have furnished you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(e);

                  (i) In respect of the First Time of Delivery only, Clifford Chance, Germany counsel for the Company, shall have furnished you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(f);

                  (j) In respect of the First Time of Delivery only, Clifford Chance Tanaka Akita & Nakagawa, Japan counsel for the Company, shall have furnished you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(g);

                  (k) On the date hereof and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain information contained or incorporated by reference in the Registration Statement and the Prospectus;

                  (l) On the date hereof and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain information contained or incorporated by reference in the Registration Statement and the Prospectus;

                  (m) (i) Neither the Company, SCA nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or contemplated in the Prospectus, or in connection with the Company's share incentive and employee share purchase plans or the hiring, promotion, demotion, reassignment or termination of employees in the ordinary course of business, (A) there shall not have been any change in the share capital or capital stock, as the case may be, of the Company or SCA, (B) there shall not have been any material increase in the consolidated long-term debt of the Company and (C) there shall not have been any adverse change in the capital stock of any of SCA's subsidiaries that is material to the Company, SCA and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company, SCA and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Morgan Stanley so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (n) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Shares or the transfer thereof, or a prospective change in Luxembourg taxation affecting SCA, or the imposition of new exchange controls by the United States, Bermuda or Luxembourg; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda, or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or Bermuda or elsewhere which, in the judgment of Morgan Stanley would materially and adversely affect the financial markets or the market for the Shares and other equity securities, if the effect of any such event specified in this Section 7(n) in the judgment of Morgan Stanley makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (o) The Shares at such Time of Delivery shall have been duly listed, or duly listed subject to notice of issuance, on the Exchange;

                  (p) The Company has executed and delivered to you an agreement that it will not waive or amend the share transfer restrictions imposed pursuant to the provisions of paragraph (b) of Section 2.3 of the Voting Agreement, or a substantially similar provision in any other agreement, without the written consent of Morgan Stanley (the "LOCK-UP AGREEMENT");

                  (q) The Company shall have imposed the share transfer restrictions pursuant to the provisions of paragraph (b) of Section 2.3 of the Voting Agreement, or a substantially similar provision in any other agreement, on the terms and conditions set forth in the notice attached as Annex A of the Lock-Up Agreement;

                  (r) The Partners Representatives, as such term is defined in the Voting Agreement, shall have waived the transfer restrictions in Section 2.1 of the Voting Agreement and, if applicable, the Transfer Rights Agreement with respect to the transactions contemplated hereby and such waiver shall be in full force and effect;

                  (s) The Company shall have approved in writing the sale of the Shares by the Selling Shareholders party to the Common Agreement;

                  (t) The Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of prospectuses; and

                  (u) The Company and, in respect of the First Time of Delivery only, the Attorneys-in-Fact, on behalf of the Selling Shareholders, shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (m) of this Section.

         8. (a) Each of the Company and SCA, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor SCA shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Morgan Stanley expressly for use therein.

                  (b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information in writing furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the amount of net proceeds received by such Selling Shareholder from the sale of its Shares pursuant to this Agreement.

                  (c) Each Underwriter will indemnify and hold harmless the Company, SCA and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company, SCA or such Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with information in writing furnished to the Company by such Underwriter through Morgan Stanley expressly for use therein; and will reimburse the Company, SCA and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company, SCA or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by Morgan Stanley, if the indemnified parties under this Section consist of any Underwriter or any of their respective controlling persons, or by the Company or SCA, if the indemnified parties under this Section consist of the Company or SCA or any of the Company's or SCA's directors, officers or controlling persons, or by the Attorneys-in-Fact, if the indemnified parties under this Section consist of any Selling Shareholder. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, SCA and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, SCA and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, SCA and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, SCA and/or the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, SCA or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, SCA, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company, SCA and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company, SCA and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and of SCA and to each person, if any, who controls the Company, SCA or any Selling Shareholder within the meaning of the Securities Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Attorneys-in-Fact that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, and Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the

Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, SCA or the Selling Shareholders, except for the expenses to be borne by the Company, SCA and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, SCA, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or SCA, or any officer or director or controlling person of the Company or SCA, or any of the Selling Shareholders, or any officer or director or controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof or as a result of the failure to satisfy the conditions set forth in clauses (i) and (iii) through (vi) of Section 7(n) hereof, none of the Company, SCA or the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof, but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and SCA, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, SCA and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, Morgan Stanley shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Morgan Stanley; and in all dealings with any Selling Shareholder hereunder, you shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Registration Department; if to the Company or to SCA shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
General Counsel, with a copy to 1661 Page Mill Road, Palo Alto, California 94304, Attention: General Counsel; and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the Attorneys-in-Fact in care of Accenture Ltd, 1661 Page Mill Road, Palo Alto, California 94304, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the

Company by Morgan Stanley upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, SCA and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, SCA and each person who controls the Company, SCA, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a "NEW YORK COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and SCA and each Selling Shareholder irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda or Luxembourg. Each of the Company and SCA and each Selling Shareholder has appointed the General Counsel of the Company, 1345 Avenue of the Americas, 13th Floor, New York, New York 10105, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. Each of the Company and SCA and each Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company, SCA or the Selling Shareholder, as the case may be, shall be deemed, in every respect; effective service of process upon the Company, SCA or such Selling Shareholder, as the case may be. A copy of any such process shall also be delivered to the General Counsel of the Company, 1661 Page Mill Road, Palo Alto, California 94304.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars, the Company, SCA and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency on the date the judgment currency is actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and SCA and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. The Company, SCA and the Selling Shareholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, SCA and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                             Very truly yours,

                             ACCENTURE LTD


                             By:
                                ----------------------------
                                Name:
                                Title:

                             ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

                             -------------------------------
                             Name:


                             Selling Shareholders Listed on Schedule II hereto

                             By:
                                ----------------------------
                                Name:
                                Title:  Attorney-in-Fact

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
UBS Securities LLC
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Citigroup Global Markets Inc.
SG Cowen & Co., LLC
Banc of America Securities LLC
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Needham & Company, Inc.
Legg Mason Wood Walker, Incorporated
ABN AMRO Rothschild LLC
Robert W. Baird & Co. Incorporated
Scotia Capital (USA) Inc.


By: Morgan Stanley & Co. Incorporated


By:
   -----------------------------------
   Name:
   Title:

For themselves and on behalf of the
several Underwriters named in
Schedule I hereto